Exhibit 1.1

Ellington Financial Inc.
Common Stock
EQUITY DISTRIBUTION AGREEMENT
Dated: August 6, 2021

TABLE OF CONTENTS

SECTION 1.    Description of Securities
SECTION 2.    Placements
SECTION 3.    Sale of Placement Securities by the Placement Agent.
SECTION 4.    Suspension of Sales
SECTION 5.    Representations and Warranties of the Company and the Manager.
SECTION 6.    Sale and Delivery to the Placement Agent; Settlement
SECTION 7.    Covenants of the Company
SECTION 8.    Payment of Expenses
SECTION 9.    Conditions of the Placement Agent’s Obligations
SECTION 10.    Indemnity and Contribution by the Company and the Placement Agent
SECTION 11.    Representations, Warranties and Agreements to Survive Delivery
SECTION 12.    Termination of Agreement.
SECTION 13.    Notices
SECTION 14.    Parties
SECTION 15.    Adjustments for Stock Splits
SECTION 16.    Governing Law and Time
SECTION 17.    Effect of Headings
SECTION 18.    Permitted Free Writing Prospectuses
SECTION 19.    Absence of Fiduciary Relationship

TABLE OF CONTENTS

EXHIBITS
Appendix A    –    List of Alternative Placement Agents
Exhibit A    –    Form of Placement Notice
Exhibit B    –    Authorized Individuals for Placement Notices and Acceptances
Exhibit C    –    Compensation
Exhibit D-1    –    Form of Corporate Opinion of Vinson & Elkins L.L.P.
Exhibit D-2    –    Form of Negative Assurance Letter of Vinson & Elkins L.L.P.
Exhibit D-3    –    Form of Tax Opinion of Hunton Andrews Kurth LLP
Exhibit D-4    –    Form of Opinion of Ellington Internal Counsel
Exhibit E    –    Officer Certificate (Company)
Exhibit F    –    Officer Certificate (Manager)
Exhibit G    –    Issuer Free Writing Prospectuses
Exhibit H     –    WKSI Representation of the Company

Ellington Financial Inc.
Common Stock
EQUITY DISTRIBUTION AGREEMENT
August 6, 2021

Ladies and Gentlemen:
Ellington Financial Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with [●] (the “Placement Agent”) as follows:
SECTION 1.Description of Securities.
The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Placement Agent, acting as agent and/or principal, up to 10,000,000 shares of common stock, $0.001 par value per share of the Company (“Common Stock”) (the “Securities”). The maximum amount of Securities that the Placement Agent may sell pursuant to this Agreement as set forth in the immediately preceding sentence is also referred to herein as the “Maximum Amount”. Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below) the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Placement Agent shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Placement Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Securities.
The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-254762), including a base prospectus, relating to certain securities, including the Securities, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Placement Agent, for use by the Placement Agent, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended at such times when such registration statement became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) under the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the

Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Any reference herein to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR.
To the extent that the Registration Statement is not available for the sales of the Securities as contemplated by this Agreement or the Company is a Well-Known Seasoned Issuer and desires to file an automatic shelf registration statement on Form S-3 (“WKSI Shelf”) for, among other things, the purpose of the sale of Securities hereunder and is able to make the representations set forth in Exhibit H at any time after the filing of a WKSI Shelf registering the sale of Securities hereunder when the Company is required to make such representations pursuant to Section 7(o), the Company shall file a new registration statement (a WKSI Shelf or other appropriate shelf registration statement) with respect to any additional Securities necessary to complete the sale of the Maximum Amount and shall use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such new registration statement and the initial filing of a Prospectus Supplement to the base prospectus included as part of such new registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “base prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in such new registration statement at the time of the initial filing of a Prospectus Supplement to the base prospectus included as part of such new registration statement. For the avoidance of confusion, all references to “Registration Statement” included in this Agreement relating to the offer and sale of any Securities or such other relevant action that occurred prior to the time of the initial filing of a Prospectus Supplement to the base prospectus included as part of such new registration statement shall be deemed to refer to the Company’s registration statement on Form S-3 (File No. 333-254762), including a base prospectus, relating to certain securities, including the Securities, including all documents incorporated by reference therein. In the event such new registration statement is a WKSI Shelf, the Company hereby agrees that it will make the representations, warranties and agreements set forth in Exhibit H to the Placement Agent at the same time or times that the Company makes any of the representations, warranties or agreements set forth in Section 5.
The Company has also entered into separate equity distribution agreements (collectively, the “Alternative Distribution Agreements”), dated as of even date herewith, with the parties listed on Appendix A attached hereto (collectively, the “Alternative Placement Agents”), for the issuance and sale from time to time of the Securities to or through the Alternative Placement Agents. The aggregate amount of shares of Common Stock that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.
SECTION 2.Placements.
Each time that the Company wishes to issue and sell Securities hereunder (each, a “Placement”), it will notify the Placement Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”) and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Placement Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Placement Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Placement Agent will, prior to 4:30 p.m. (eastern time) on the Business Day (as defined below) following the Business Day on which such Placement Notice is delivered to the Placement Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B) setting forth its acceptance of the Company’s proposed terms or if the Placement Agent wishes to accept amended terms, setting forth the terms that the Placement Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Placement Agent until the Company delivers to the Placement Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended, which email shall be addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B. The Placement Notice (as such Placement Notice may be amended pursuant to the terms of the two immediately preceding sentences) shall be effective upon receipt by the Company of the Placement Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Placement Agent of the Company’s acceptance of the amended terms, if applicable (each such receipt an “Acceptance”), as the case may be, unless and until (i) the entire amount of the Placement Securities have been sold, (ii) in accordance with the Placement Notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 9 or Section 12 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4. The amount of any discount, commission or other compensation to be paid by the Company to the Placement Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor the Placement Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Placement Agent and either (i) the Company receives an Acceptance from the Placement Agent or (ii) where the terms of such Placement Notice are amended, the Placement Agent receives an Acceptance from the Company, and then only upon the terms specified in the Placement Notice (as amended pursuant to the procedures set forth above) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as such Placement Notice may be amended pursuant to the procedures set forth above), the terms of the Placement Notice (as amended, if applicable) will control. The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
SECTION 3.Sale of Placement Securities by the Placement Agent.
Subject to the provisions of Section 6(a), the Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as such Placement Notice may be amended). The Placement Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Placement Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Placement Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as such Placement Notice may be amended), the Placement Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the New York Stock Exchange (“NYSE”), on any other existing trading market for the Common Stock or to or through a market maker. If specified in a Placement Notice (as such Placement Notice may be amended), the Placement Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market.
SECTION 4.Suspension of Sales.

The Company or the Placement Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other party unless it is made to one of the individuals named on Exhibit B, as such Exhibit may be amended from time to time.
SECTION 5.Representations and Warranties of the Company and the Manager.
(a)The Company represents and warrants to the Placement Agent as of the date hereof and as of each Representation Date (as defined herein) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement and as of the time of each sale of any Securities pursuant to this Agreement (the “Applicable Time”), and agrees with the Placement Agent, as follows:

(1)Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act, including the documents incorporated by reference therein (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Securities, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof and on each Representation Date (as defined below), the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been complied with and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415(a)(1)(x) under the Securities Act (including without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date (as defined below), as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Placement Agent expressly for use therein.
The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus (as defined below) that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Placement Agent (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms and all free writing prospectuses that are listed in Exhibit G, in each case in the form furnished (electronically or otherwise) to the Placement Agent for use in connection with the offering of the Securities.
Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date (as defined below), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified; each Issuer Free Writing Prospectus, as supplemented by and taken together with the Prospectus, as of the Applicable Time and Settlement Date (as defined below), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein.
Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(2)Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement (including any additional Registration Statement filed pursuant to the third paragraph of Section 1).
(3)Ineligible Issuer Status. (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) under the Securities Act) and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (“Rule 405”) (without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an “ineligible issuer” as defined in Rule 405).
(4)Good Standing of the Company. The Company has been duly incorporated under the laws of the state of Delaware and is existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Company Material Adverse Effect”).
(5)Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized, and is existing and in good standing under the laws of its jurisdiction of incorporation or organization, with the requisite power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Company Material Adverse Effect; all of the issued and outstanding capital stock, limited liability company interests or limited partnership interests, as applicable, of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock, limited liability company interests or limited partnership interests, as applicable, of each subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects.
(6)Securities. The Securities and all outstanding shares of Common Stock or other equity interests of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement and the Prospectus; all outstanding shares of Common Stock or other equity interests of the Company are, and, the Securities when issued and delivered by the Company and paid for in accordance with this Agreement will be, validly issued, fully paid and nonassessable; the Securities conform in all material respects to the information and description of such Securities in the Registration Statement and the Prospectus; the shareholders of the Company have no preemptive rights with respect to the shares of Common Stock; and none of the outstanding shares of Common Stock of the Company have been issued in violation of any preemptive or similar rights of any security holder arising by operation of law, under the certificate of incorporation, bylaws or other organizational documents, each as amended as of the date hereof (collectively “Organizational Documents”), of the Company, under any agreement to which the Company is a party or otherwise; and except as disclosed in or contemplated by both the Registration Statement and the Prospectus, there are no outstanding (a) securities or obligations of the Company convertible into or exchangeable for any shares of Common Stock, (b) warrants, rights or options to subscribe for or purchase from the Company any such shares of Common Stock or any such convertible or exchangeable securities or obligations, (c) long-term incentive plans, capital share bonus or other long-term incentive plans or arrangements and the options or other rights granted thereunder or (d) obligations of the Company to issue or sell any shares of Common Stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.
(7)Finder’s and Other Fees. Except with respect to the Placement Agent pursuant to this Agreement and the Alternative Placement Agents pursuant to the Alternative Distribution Agreements, neither the Company nor any of its subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby, and neither the Company nor any of its subsidiaries has paid or agreed to pay any person any compensation for soliciting another person to purchase any securities of the Company (except as contemplated hereby).
(8)LTIP Units. With respect to the long-term incentive plan units (the “LTIP Units”) granted pursuant to the equity-based compensation plans of the Company (the “Company Incentive Plans”), (A) each grant of an LTIP Unit was duly authorized no later than the date on which the grant of such LTIP Unit was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (the “Board”) (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (B) each such grant was made in accordance with the terms of the Company Incentive Plans, the Organizational Documents of the Company, as amended, or the Operating Agreement of Ellington Financial Operating Partnership LLC, and all other applicable laws and regulatory rules or requirements, and (C) each such grant was properly accounted for in accordance with generally accepted accounting principles in the United States (“GAAP”) in the consolidated financial statements (including the related notes) of the Company and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, LTIP Units prior to, or otherwise coordinating the grant of LTIP Units with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
(9)Registration Rights. Except as disclosed in the Registration Statement and the Prospectus, and except for the registration rights conferred by that certain Registration Rights Agreement dated as of August 17, 2007, by and among the Company, Friedman, Billings, Ramsey & Co., Inc. and the Manager (as defined below), there are no persons with registration or other similar rights to have any securities registered by the Company or any of its subsidiaries (collectively, “registration rights”).
(10)Absence of Further Requirements. No consent, approval, authorization, or order of, or filing with, any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Securities by the Company or any of its subsidiaries, except such as have been obtained or made and such as may be required under state securities or blue sky laws of the various jurisdictions in which the Securities are being offered or by the rules of the New York Stock Exchange (“NYSE”) or the rules of the Financial Industry Regulatory Authority (“FINRA”).
(11)Title to Property. Each of the Company and its subsidiaries owns or leases under valid, existing and enforceable leases all such properties as are necessary to the conduct of their businesses as presently operated and as proposed to be operated as described in the Registration Statement and the Prospectus. Other than as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries owns any real property. The Company and its subsidiaries have good title to all personal property owned by them free and clear of any and all liens, encumbrances, charges or defects except such as are described in the Registration Statement and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. Neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort instituted by anyone adverse to the rights of the Company or any of its subsidiaries under any such leases.
(12)Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Company of this Agreement and performance by the Company of the Seventh Amended and Restated Management Agreement, effective as of March 13, 2018, between the Company, Ellington Financial Operating Partnership LLC and Ellington Financial Management LLC (the “Manager”) (the “Management Agreement”) and the issuance, sale and delivery of the Securities by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, and compliance by the Company with the terms and provisions hereunder and thereunder will not (A) violate or conflict with any provision of the Organizational Documents of the Company or its subsidiaries, (B) conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) (“Default”) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or its subsidiaries is a party or by which it or its respective properties may be bound or are subject, or (C) violate or conflict with any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or its subsidiaries, except in the case of clauses (B) and (C) for such violations, conflicts, breaches or Defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any of its subsidiaries.
(13)Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its Organizational Documents, (B) in breach of or in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or its assets may be bound or are subject or (C) in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any of its subsidiaries, except with respect to clauses (B) and (C) only, for such breaches or Defaults which would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.
(14)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(15)Authorization of Management Agreement. The Management Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.
(16)Possession of Licenses and Permits. Each of the Company and its subsidiaries has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct its respective business as described in both the Registration Statement and the Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, or in Default under, any such license, permit, certificate, authorization, consent or approval, the effect of which would have a Company Material Adverse Effect.
(17)Possession of Intellectual Property. Each of the Company and its subsidiaries owns or possesses or can obtain or acquire on reasonable terms from the Manager and its affiliates such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary to entitle the Company and its subsidiaries to conduct the Company’s business described in the Registration Statement and the Prospectus, and neither the Company nor any of its subsidiaries has received written notice of any infringement of or conflict with (and, upon due inquiry, neither the Company nor any of its subsidiaries knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Company Material Adverse Effect.
(18)Compliance with Laws. Neither the Company nor any of its subsidiaries has violated, or received notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder, that if determined adversely, would have a Company Material Adverse Effect.
(19)Anti-Bribery Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any officer or director purporting to act on behalf of the Company or any of its subsidiaries, has at any time, directly or indirectly, (A) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (B) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”)), (C) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (D) violated any provision of the Foreign Corrupt Practices Act or (E) made any other unlawful payment.
(20)Anti-Money Laundering Laws. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any employee or agent of the Company or any of its subsidiaries, has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any applicable law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any applicable jurisdiction.
(21)Compliance with OFAC. None of the Company nor any of its subsidiaries nor, to the knowledge of the Company or any of its subsidiaries, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(22)Accurate Tax Disclosure. The statements in the Registration Statement and the Prospectus under the heading “Material U.S. Federal Income Tax Considerations,” and incorporated by reference in the Company's Form 10-K for 2020 under the heading "Risk Factors—U.S. Federal Income Tax Risks" insofar as such statements constitute summaries of legal matters, agreements or documents discussed therein are correct in all material respects and fairly summarize such legal matters, agreements or documents.
(23)Exhibits. There are no legal or governmental proceedings, contracts, agreements, leases, or other documents of a character required to be described in Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.
(24)Absence of Manipulation. Other than permitted activity pursuant to Regulation M and Rule 10b-18 under the Exchange Act, neither the Company nor any of its subsidiaries, nor any of their respective officers, directors, representatives or affiliates have taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in, or which has constituted, under the Securities Act, the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(25)Statistical and Market Related Data. Any third party statistical and market related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Company believed to be reliable and accurate as of the respective dates that such data were included in the Registration Statement and the Prospectus.
(26)Internal Controls of the Company and Compliance with the Sarbanes-Oxley Act. Except as set forth in the Registration Statement and the Prospectus, the Company, its subsidiaries and the Board are in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and all applicable rules of the New York Stock Exchange (the “Exchange Rules”). The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Sarbanes-Oxley Act, the Securities Act, the Exchange Act, the rules and regulations of the Commission, the auditing principles, rules standards and practices applicable to auditors of “issuers” (as defined in the Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and the

Exchange Rules (collectively, the “Securities Laws”) and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and as of the date hereof the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Company Material Adverse Effect.
(27)Litigation. Except as disclosed in the Registration Statement and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, have a Company Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Management Agreement, or which are otherwise material and adverse in the context of the sale of the Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the knowledge of the Company, threatened or contemplated; other than the Placement Agent and the Alternative Placement Agents, neither the Company nor any of its subsidiaries has authorized anyone to make any representations regarding the offer and sale of the Securities, or regarding the Company or any of its subsidiaries in connection therewith; the Company has not received notice of any order or decree preventing the use of the Registration Statement and the Prospectus or any amendment or supplement thereto, and no proceeding for that purpose has commenced or is pending or, to the Company’s knowledge, is contemplated.
(28)Financial Statements of the Company. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis. The Company and its consolidated subsidiaries, taken as a whole, do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Accounting Standards Codification 810), not disclosed in the Registration Statement and the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for therein in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(29)Real Estate Investment Trust Status. Commencing with its taxable year ended December 31, 2019, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder (the “Code”), and the Company’s current and proposed method of operation as described in the Registration Statement and the Prospectus will enable the Company to meet, on a continuing basis, the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) by the Company which would reasonably be expected to cause such qualification and taxation to be lost. The Company currently intends to continue to operate in a manner which would permit it to qualify and be taxed as a REIT under the Code.

(30)Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included or incorporated by reference in the Registration Statement and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission.
(31)No Material Adverse Change in Business. Except as disclosed in the Registration Statement and the Prospectus, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares, (C) there has been no material adverse change in the capital shares, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (D) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company other than transactions in the ordinary course of business, (E) there has been no obligation, direct or contingent, that is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business and (F) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.
(32)Investment Company Act. The Company and its subsidiaries are not, and, upon the issuance and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” will not be required to register as an "investment company" or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(33)Tax Filings. Except where such failure to file or pay an assessment or lien would not, individually or in the aggregate, have a Company Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (A) the Company and each of its subsidiaries has duly prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by it, if any, (and all such returns are correct and complete) and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company and each of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (B) no deficiency assessment with respect to a proposed adjustment of the Company’s or each of its subsidiaries’ federal, state, local or foreign taxes is pending or, to the best of the Company’s or each of its subsidiaries’ knowledge, threatened; (C) since the date of the most recent audited financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business; and (D) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company except for such a tax lien for any tax, assessment, governmental or other similar charge, which is not yet due and payable.
(34)Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of such insurance are in full force and effect, except where the failure to maintain such insurance in full force and effect would not have a Company Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage applied for; neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus.
(35)Policies and Guidelines. The Company’s and its subsidiaries’ conflicts of interest, investment allocation and operating policies and investment guidelines described in the Registration Statement and the Prospectus accurately reflect in all material respects the current intentions of the Company and its subsidiaries with respect to the operation of its business.
(36)Broker-Dealer. Except with respect to a subsidiary of the Company that intends to file a New Member Application with FINRA as of the date of this Agreement, neither the Company nor any of its subsidiaries (A) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (B) directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, or has any other affiliation (within the meaning of FINRA Rule 5121) with, any member firm of FINRA, except as disclosed in the Registration Statement and the Prospectus.
(37)No Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends or other distributions to the Company, (ii) from making any other distribution on such subsidiary’s capital shares or limited partnership or limited liability company interests, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.
(38)Proprietary Trading by the Placement Agent. The Company acknowledges and agrees that the Placement Agent has informed the Company that the Placement Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent the Placement Agent may engage in sales of Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).
(39)Related Party Transactions. Except as disclosed in the Registration Statement and the Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers or shareholders of the Company or any of its subsidiaries on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and which is not so described.
(b)The Manager represents and warrants to, and agrees with, the Placement Agent that:
(1)Certain Information. The information contained or incorporated by reference in the Registration Statement and Prospectus specifically insofar as it pertains directly to the Manager (collectively, the “Manager Package”) is true and correct in all material respects.
(2)Good Standing of the Manager. The Manager has been duly organized as a limited liability company and is existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement; and the Manager is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Manager (a “Manager Material Adverse Effect”). The Manager does not own or control, directly or indirectly, any subsidiaries.
(3)Finder’s and Other Fees. Except with respect to the Placement Agent pursuant to this Agreement and the Alternative Placement Agents pursuant to the Alternative Distribution Agreements, the Manager has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby, nor has the Manager paid or agreed to pay any person any compensation for soliciting another person to purchase any securities of the Company (except as contemplated hereby).
(4)Absence of Further Requirements. No consent, approval, authorization, or order of, or filing with, any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Securities by the Company or any of its subsidiaries, except such as have been obtained or made and such as may be required under state securities or blue sky laws of the various jurisdictions in which the Securities are being offered or by the NYSE or FINRA.
(5)Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Manager of this Agreement, and the performance of the Management Agreement and the Services Agreement, dated August 17, 2007, as amended and restated October 7, 2009, between the Manager and Ellington Management Group, L.L.C. (“Ellington”) (the “Services Agreement”), by the Manager and the issuance, sale and delivery of the Securities by the Company and the consummation by the Manager of the transactions contemplated hereby and thereby, and compliance by the Manager with the terms and provisions hereunder and thereunder will not (A) violate or conflict with any provision of the Organizational Documents of the Manager, (B) conflict with, or result in any breach of or constitute a Default under any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it or its respective properties may be bound or are subject, or (C) violate or conflict with any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Manager, except in the case of clauses (B) and (C) for such violations, conflicts, breaches or Defaults which would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Manager.
(6)Absence of Existing Defaults and Conflicts. The Manager is not (A) in violation of its Organizational Documents; (B) in breach of or in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it or its assets may be bound or are subject or (C) in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Manager, except with respect to clauses (B) and (C), for such breaches or Defaults which would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect.
(7)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.
(8)Management Agreement and Services Agreement. Each of the Management Agreement and the Services Agreement has been duly authorized, executed and delivered by the Manager and constitutes a legal, valid and binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(9)Possession of Licenses and Permits. The Manager has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct its business as described in the Registration Statement and the Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect; to its knowledge, the Manager is not in violation of, or in Default under, any such license, permit, certificate, authorization, consent or approval, the effect of which could have a Manager Material Adverse Effect.
(10)No Material Adverse Change in Business. Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Manager that is material and adverse or that would affect the Manager’s ability to perform its obligations under this Agreement, the Management Agreement or the Services Agreement, (B) there has been no material adverse change in the limited liability company interests, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Manager and (C) there has been no transaction, other than in the ordinary course of business, which is material to the Manager, contemplated or entered into, by the Manager.
(11)Possession of Intellectual Property. The Manager or its affiliates own or possess such licenses or other rights to use all Intangibles as are necessary to entitle the Manager to conduct its business as described in the Registration Statement and the Prospectus, and the Manager has not received written notice of any infringement of or conflict with (and, upon due inquiry, the Manager has no knowledge of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would have a Manager Material Adverse Effect.
(12)Absence of Manipulation. Other than permitted activity pursuant to Regulation M and Rule 10b-18, neither the Manager nor any of its affiliates have taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in, or which has constituted, under the Securities Act, the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(13)Litigation. Except as disclosed in the Registration Statement and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Manager is a party or of which any property or assets of the Manager is the subject, which, if determined adversely to the Manager, would, individually or in the aggregate, have a Manager Material Adverse Effect, or would materially and adversely affect the ability of the Manager to perform its obligations under this Agreement, the Management Agreement or the Services Agreement, or which are otherwise material and adverse in the context of the sale of the Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the knowledge of the Manager, threatened or contemplated; other than the Placement Agent and any Alternative Placement Agent, the Manager has not authorized anyone to make any representations regarding the offer and sale of the Securities or regarding the Company, any of its subsidiaries or the Manager in connection therewith; the Manager has not received notice of any order or decree preventing the use of the Registration Statement and the Prospectus or any amendment or supplement thereto, and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated.
(14)Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing under the Management Agreement and as described in the Registration Statement and the Prospectus.

(15)Internal Controls of the Manager. The Manager maintains a system of internal controls in place sufficient to provide that (A) the transactions that may be effectuated by the Manager under the Management Agreement are executed in accordance with its management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.
(c)Certificates. Any certificate signed by any officer of the Company, any of its subsidiaries or the Manager delivered to the Placement Agent or to counsel for the Placement Agent pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company, such subsidiary, or the Manager, as the case may be, to the Placement Agent as to the matters covered thereby.
(d)No Reliance. Neither the Company nor the Manager has relied upon the Placement Agent or legal counsel for the Placement Agent for any legal, accounting, regulatory or tax advice in connection with the offering and sale of the Securities, and the Company and the Manager have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
SECTION 6.Sale and Delivery to the Placement Agent; Settlement.
(a)Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Acceptance of a Placement Notice (as such Placement Notice may be amended pursuant to the procedures set forth in Section 2 hereof, if applicable), and unless the sale of the Placement Securities described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Placement Agent will be successful in selling Placement Securities, (ii) the Placement Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Placement Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6, and (iii) the Placement Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Placement Agent in such Placement Notice.

(b)Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Placement Agent at which such Placement Securities were sold, after deduction for (i) the Placement Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 (subject to Section 8(a)) and (ii) any other amounts due and payable by the Company to the Placement Agent hereunder pursuant to Section 8(a).

(c)Delivery of Placement Securities. On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Placement Agent’s or its designee’s account (provided the Placement Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Placement Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the

Placement Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Placement Agent any commission, discount or other compensation to which it would otherwise have been entitled absent such default.
(d)Denominations; Registration. If requested by the Placement Agent at least two Business Days prior to the Settlement Date, then in lieu of electronic transfer, certificates for the Securities shall be in such denominations and registered in such names as the Placement Agent shall have specified in such request. The certificates for the Securities will be made available for examination and packaging by the Placement Agent in The City of New York not later than noon (New York time) on the Business Day prior to the Settlement Date.

SECTION 7.Covenants of the Company. The Company covenants with the Placement Agent as follows:

(a)Registration Statement Amendment. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Placement Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Placement Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Placement Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Placement Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Placement Agent (provided, however, that the failure of the Placement Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Placement Agent within a reasonable period of time before the filing and the Placement Agent has not reasonably objected thereto (provided, however, that the failure of the Placement Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agent’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Placement Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b)Notice of Commission Stop Orders. The Company will advise the Placement Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)Delivery of Registration Statement and Prospectus. Except to the extent such documents have been publicly filed with the Commission pursuant to EDGAR, the Company will furnish to the Placement Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Placement Agent may from time to time reasonably request.

(d)Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement together with the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it shall be necessary at any such time to amend the Registration Statement together with the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Placement Agent to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and the Prospectus comply with such requirements, and the Company will furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or together with the Prospectus omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify the Placement Agent to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a), promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Placement Agent, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f)Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Placement Agent the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Placement Agent under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i)Filings with the NYSE. The Company will timely seek to file with the NYSE all material documents and notices required by the NYSE of companies that have securities traded on the NYSE.

(j)Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide the Placement Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire shares of Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of restricted stock, shares of Common Stock, LTIP Units, options to purchase shares of Common Stock, or shares of Common Stock issuable upon the exercise of options or conversion of LTIP Units or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, or (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company has in effect or may adopt from time to time, provided the implementation of such new plan is disclosed to the Placement Agent in advance.

(l)Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Placement Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Placement Agent pursuant to this Agreement during such fiscal quarter.

(m)Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Placement Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Placement Agent may reasonably request.

(n)Disclosure of Sales. The Company will, if applicable, disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of Placement Securities sold through the Placement Agent during the most recent fiscal quarter, the Net Proceeds to the Company and the compensation paid or payable by the Company to the Placement Agent with respect to such Placement Securities.

(o)Representation Dates; Certificate. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and:

(i)each time the Company files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities (other than amendments or supplements that are filed solely to report sales of the Placement Securities pursuant to this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii)each time the Company files an Annual Report on Form 10-K under the Exchange Act;

(iii)each time the Company files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iv)each time the Company files a Current Report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”);

the Company and the Manager shall furnish the Placement Agent with certificates, in the form attached hereto as Exhibit E and Exhibit F, respectively, within three (3) Trading Days after each Representation Date. The requirement to provide certificates under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company and the Manager relied on such waiver and did not provide the Placement Agent with certificates under this Section 7(o), then before the Company delivers the Placement Notice or the Placement Agent sells any Placement Securities, the Company and the Manager shall provide the Placement Agent with certificates, in the form attached hereto as Exhibit E and Exhibit F, respectively, dated the date of the Placement Notice.
(p)Legal Opinions. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and within three (3) Trading Days after each Representation Date (excluding Representation Dates with regard to the time the Company files its Quarterly Reports on Form 10-Q) with respect to which the Company and the Manager are obligated to deliver certificates in the form attached hereto as Exhibit E and Exhibit F, respectively, for which no waiver is applicable, the Company shall, unless waived by the Placement Agent, cause to be furnished to the Placement Agent (i) (w) a written opinion of Vinson & Elkins L.L.P., corporate counsel to the Company (“Company Counsel”), (x) a written negative assurance letter from Company Counsel, (y) a written opinion of Hunton Andrews Kurth LLP, tax counsel to the Company (in such capacity, “Company Tax Counsel”), and (z) a written opinion of internal counsel of the Company, in each case in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit D-1, Exhibit D-2, Exhibit D-3, and Exhibit D-4, respectively, (ii) a written opinion of Hunton Andrews Kurth LLP, Investment Company Act counsel to the Company (in such capacity, “Company Investment Company Act Counsel”) regarding the Company’s exclusion from registration as an “investment company,” as such term is defined in the Investment Company Act, in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, and (iii) unless waived by the Placement Agent, a written opinion and negative assurance letter of Ropes & Gray LLP, counsel to the Placement Agent (“Counsel to the Placement Agent”), or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Placement Agent with a letter (a “Reliance Letter”) to the effect that the Placement Agent may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)Comfort Letter. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and within three (3) Trading Days after each Representation Date (excluding Representation Dates with regard to the time the Company files its quarterly reports on Form 10-Q) with respect to which the Company and the Manager are obligated to deliver certificates in the form attached hereto as Exhibit E and Exhibit F, respectively, for which no waiver is applicable, the Company shall, unless waived by the Placement Agent, cause its independent accountants (and any other independent accountants whose report is included in the Prospectus) to furnish the Placement Agent letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance satisfactory to the Placement Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(r)Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Placement Agent; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(s)Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(t)Real Estate Investment Trust. The Company will use its best efforts to continue to be operated and organized in conformity with the requirements for qualification and taxation as a REIT under the Code for all subsequent taxable years, unless the Board determines in good faith that it is no longer in the best interests of the Company or the Company’s shareholders to maintain the Company’s qualification as a REIT under the Code.
(u)Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus. Each document incorporated by reference in the Registration Statement or Prospectus filed after the date of this Agreement, when it is filed, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v)No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Placement Agent in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Placement Agent in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Placement Agent as principal or agent hereunder.

(w)Sarbanes-Oxley Act. The Company and its subsidiaries will use commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(x)Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Placement Agent and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

SECTION 8.Payment of Expenses.

(a)Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Placement Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Placement Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Placement Agent, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e), including filing fees and the reasonable fees and disbursements of counsel for the Placement Agent in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (v) the printing and delivery to the Placement Agent of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Placement Agent to investors, (vi) the fees and expenses of the transfer agent and registrar for the Securities, (vii) to the extent applicable, the filing fees incident to, and the reasonable fees and disbursements of counsel to the Placement Agent in connection with, the review by FINRA of the terms of the sale of the Securities and (viii) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE. Additionally, the Company shall reimburse the Placement Agent for all of its actual and documented out-of-pocket expenses reasonably incurred by the Placement Agent in connection with the negotiation of and its performance under this Agreement, including the fees and disbursements of counsel for the Placement Agent, in an amount not to exceed $50,000 (the “Expense Cap”), it being understood that the fees and disbursements of counsel to the Placement Agent paid by the Company under Section 8(a)(vii) or of counsel to any Alternative Placement Agent under Section 8(a)(vii) of any Alternative Distribution Agreement shall be treated as expenses of the Company and not expenses of the Placement Agent for purposes of this Agreement and any Alternative Distribution Agreement; provided, that in no event shall the aggregate reimbursement to the Placement Agent under this Section 8(a) or Section 8(b) and to any Alternative Placement Agent under Section 8(a) or Section 8(b) of any Alternative Distribution Agreement exceed the Expense Cap; provided, further, that at such time as the aggregate gross proceeds from Securities sold pursuant to this Agreement or any Alternative Distribution Agreement is at least $10,000,000, any expenses of the Placement Agent or any Alternative Placement Agent previously reimbursed by the Company pursuant to Section 8(a) or Section 8(b) of this Agreement or any Alternative Distribution Agreement shall be repaid to the Company by withholding the compensation payable to the Placement Agent or any Alternative Placement Agent in connection with any subsequent sales of Securities pursuant to this Agreement or any Alternative Distribution Agreement in accordance with Section 2 hereof or thereof until such time as the Company has recouped the aggregate amount previously reimbursed, which for the avoidance of doubt shall not in any case exceed the Expense Cap.

(b)Termination of Agreement. If this Agreement is terminated by the Placement Agent in accordance with the provisions of Section 9 or Section 12(a)(i) or by the Company pursuant to Section 12(b), the Company shall reimburse the Placement Agent for all of its actual and documented out‑of‑pocket expenses not previously reimbursed pursuant to Section 8(a), including the reasonable fees and disbursements of counsel for the Placement Agent, in an amount not to exceed the Expense Cap; provided, that in no event shall the aggregate reimbursement to the Placement Agent under Section 8(a) or this Section 8(b) and to any Alternative Placement Agent under Section 8(a) or Section 8(b) of any Alternative Distribution Agreement exceed the Expense Cap.

SECTION 9.Conditions of the Placement Agent’s Obligations. The obligations of the Placement Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)Opinions and Negative Assurance. The Placement Agent shall have received the opinion and negative assurance letter of Company Counsel, opinion of Company Tax Counsel, opinion of Company Investment Company Act Counsel, opinion of internal counsel to the Company and opinion and negative assurance letter of Counsel to the Placement Agent required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(b)Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice.

(c)No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)No Misstatement or Material Omission. The Placement Agent shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Placement Agent’s reasonable opinion is material, or omits to state a fact that in the Placement Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e)Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(f)Representation Certificate. The Placement Agent shall have received the certificates required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificates are required pursuant to Section 7(o).

(g)Accountant’s Comfort Letter. The Placement Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such comfort letter is required pursuant to Section 7(q).

(h)Approval for Listing. The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.

(i)No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(j)Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Placement Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k)Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(l)Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 and except that, in the case of any termination of this Agreement, Sections 5, 10, 11 and 19 shall survive such termination and remain in full force and effect.

SECTION 10.Indemnity and Contribution by the Company and the Placement Agent.

(a)Indemnification by the Company. The Company agrees to indemnify, defend and hold harmless the Placement Agent and any person who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Placement Agent or any controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or the Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Prospectus as of its date and as amended or supplemented by the Company), (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except, in the case of each of clauses (1), (2) and (3), insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, in each such case, to the extent contained in and in conformity with information furnished in writing from the Placement Agent to the Company expressly for use therein. The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company may otherwise have. If any action is brought against the Placement Agent or any controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph of this Section 10(a), the Placement Agent shall promptly notify the Company, as the case may be, in writing of the institution of such action, and the Company, as the case may be, shall if it so elects, assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company, as the case may be, will not relieve the Company of any obligation hereunder, except to the extent that their ability to defend is materially prejudiced by such failure or delay. The Placement Agent or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Placement Agent or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company, as the case may be, in connection with the defense of such action, or the Company shall not have employed counsel reasonably satisfactory to the Placement Agent or such controlling person, as the case maybe, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Placement Agent or such controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

(b)Indemnification by the Placement Agent. The Placement Agent agrees to indemnify, defend and hold harmless the Company, each of its directors and each of its officers that signs a Registration Statement, any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the Prospectus, (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by the Placement Agent to the Company expressly for use therein. The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that the Placement Agent may otherwise have.

If any action is brought against the Company or any such person in respect of which indemnity may be sought against the Placement Agent pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Placement Agent in writing of the institution of such action and the Placement Agent shall if it so elects assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Placement Agent will not relieve the Placement Agent of any obligation hereunder, except to the extent that its ability to defend is materially prejudiced by such failure or delay. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Placement Agent in connection with the defense of such action or the Placement Agent shall not have employed counsel reasonably satisfactory to the Company or such person, as the case may be, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Placement Agent (in which case the Placement Agent shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Placement Agent and paid as incurred (it being understood, however, that the Placement Agent shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Placement Agent shall not be liable for any settlement of any such claim or action effected without its written consent.
(c)Contribution. If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Placement Agent, each from the offering of the Securities, or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Placement Agent in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of Securities (before deducting expenses) received by the Company and benefits received by the Placement Agent shall be deemed to be equal to the underwriting discounts and commissions received by the Placement Agent from the offering of Securities. The relative fault of the Company and of the Placement Agent shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Placement Agent and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d)The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) and, if applicable, clause (ii) of subsection (c) above. Notwithstanding the provisions of this Section 10, the Placement Agent shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by the Placement Agent and the liability of the Company pursuant to this Section 10 shall not exceed the net proceeds received by the Company from the offering of the Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)The provisions of this Section shall not affect any agreement among the Company with respect to indemnification.

SECTION 11.Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Placement Agent.

SECTION 12.Termination of Agreement.

(a)Termination; General. The Placement Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Company Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE MKT, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)Termination by the Company. The Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 12(b), any outstanding Placement Notices shall also be terminated.

(c)Termination by the Placement Agent. The Placement Agent shall have the right, by giving one (1) day notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 12(c), any outstanding Placement Notices shall also be terminated.

(d)Automatic Termination. Unless earlier terminated pursuant to Section 9(l) or this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through the Placement Agent on the terms and subject to the conditions set forth herein.

(e)Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(l) or 12(a), (b), (c) or (d) or otherwise by mutual agreement of the parties.

(f)Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Placement Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11 and Section 19 shall survive such termination and remain in full force and effect.

SECTION 13.Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agent shall be directed to the Placement Agent at [●] and notices to the Company shall be directed to it at the offices of the Company at 53 Forest Avenue, Old Greenwich CT, 06870, fax no. (203) 698-0388, Attention of General Counsel, and by email at LegalNotices@ELLINGTON.com.

SECTION 14.Parties. This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agent, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agent, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Placement Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 16.Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17.Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18.Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Placement Agent, and the Placement Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Placement Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G are Permitted Free Writing Prospectuses.

SECTION 19.Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)The Placement Agent is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Placement Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Placement Agent has advised or is advising the Company on other matters, and the Placement Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)the public offering price of the Securities was not established by the Placement Agent; it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)the Placement Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)it is aware that the Placement Agent and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Placement Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)it waives, to the fullest extent permitted by law, any claims arising out of this Agreement or the transactions contemplated hereby it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Placement Agent, the Company and the Manager in accordance with its terms.
Very truly yours,
ELLINGTON FINANCIAL INC.
By: ___________________________
Name:
Title:
ELLINGTON FINANCIAL MANAGEMENT LLC
By: ___________________________
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:
[●]
By: ________________________
Authorized Signatory

[Signature Page to Equity Distribution Agreement]

Appendix A
Alternative Placement Agents
[●]

A-1

EXHIBIT A
FORM OF PLACEMENT NOTICE
From:    [ ]
Cc:    [ ]
To:    [ ]
Subject: Equity Distribution—Placement Notice
Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Ellington Financial Inc. (the “Company”), Ellington Financial Management LLC and [●] (the “Placement Agent”) dated _______, 2021 (the “Agreement”), I hereby request on behalf of the Company that the Placement Agent sell up to [ ] shares of common stock of the Company, $0.001 par value per share, at a minimum market price of $[ ] per share.
[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE PLACEMENT AGENT, AND/OR THE CAPACITY IN WHICH THE PLACEMENT AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT OR BOTH)]

A-1

EXHIBIT B
AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

B-1

EXHIBIT C
COMPENSATION
The Placement Agent shall be paid compensation of up to 2.00% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

C-1